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                                                                    EXHIBIT 3.53


                                     BYLAWS

                                       OF

                       SALEM RADIO REPRESENTATIVES, INC.

                                  ARTICLE ONE
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                               REGISTERED OFFICE

     The registered office of the corporation is located at 600 East Las Colinas Blvd., Ste. 560, Irving, TX 75039 and the name of the registered agent of the
corporation at such address is Paul Martin                   .
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                                  ARTICLE TWO
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                             SHAREHOLDERS' MEETINGS


                               PLACE OF MEETINGS

     All meetings of the shareholders shall be held at the registered office of the corporation, or any other place, within or outside this State, as may be designated for that purpose from time to time by the Board of Directors.

                             Time of Annual Meeting

     The annual meeting of the shareholders shall be held each year at 10:00 A.M. on the last Monday of May. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                               Notice of Meeting

     Notice of meeting, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

                                Special Meetings

     Special meetings of the shareholders for any purposes or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any two (2) or more

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Directors, or by one or more shareholder holding not less than one-tenth (1/10)
of all the shares entitled to vote at said meeting.

                                     Quorum

     A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

                                     Voting

     Only persons whose names appear on the stock records of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other date is fixed by the Board of Directors for the determination of shareholders of record. Each shareholder is entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares which he is entitled to vote. Voting for the election of Directors shall be by voice unless any shareholder demands a ballot vote before the voting begins.

                                    Proxies

     Every person entitled to vote may do so either in person or by written proxy executed in writing by the shareholder or his duly authorized attorney in fact.

                              Consent of Absentees

     No defect in the calling or notice of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present at the same, and if each shareholder not present in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                             Action Without Meeting

     Action may be taken by the shareholders without a meeting as set forth above if each shareholder entitled to vote signs a written consent to the action and such unanimous consents are filed with the Secretary of the corporation.

                                 ARTICLE THREE
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                                   DIRECTORS

                                    Powers

     The Directors shall act only as a board and an individual Director shall have no power as such. All powers of the corporation shall be exercised by, or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the articles of incorporation, or these Bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by

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contract or otherwise, given general or limited or special power and authority to officers and employees of the corporation to transaction the general business, or any special business of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

                     Number and Qualifications of Directors

     The authorized number of Directors of this corporation shall be two (2). The Directors need not be shareholders of this corporation or residents of Texas or citizens of the United States. The number of Directors may be increased or decreased from time to time by amendment of these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

                          Election and Term of Office

     The Directors shall be elected by cumulative voting of the shareholders entitled to vote, and shall hold office for a term of three years or until their respective successors are elected, or until their death, resignation or removal.

                                   Vacancies

     Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. The shareholders may by unanimous action without a meeting or at a meeting held pursuant to these Bylaws elect a Director at any time to fill a vacancy not otherwise filled by the Directors.

                              Removal of Directors

     The entire Board of Directors or any individual Director may be removed from office with or without cause by majority vote of the holders of the shares entitled to vote for directors at any regular or special meeting of such shareholders.

                               Place of Meetings

     Meetings of the Board of Directors shall be held at the principal office of the corporation or at such place, within or outside the State, as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

                                Regular Meetings

     Regular meetings of the Board of Directors shall be held without call or notice, immediately following each annual meeting of the shareholders of this corporation; and at such other times as the Directors may determine.

                      Special Meetings -- Call and Notice

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     Special meetings of the Board of Directors for any purpose shall be called at any time by the President or, if he is absent or unable or refused to act, by a Vice President or any two Directors. Written notice of said special meetings, stating the time, and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

                                     Quorum

     Two-thirds (2/3) of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of any business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

                          Board Action Without Meeting

     Any action required or permitted to be taken by the Board of Directors may be taken with a meeting, and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent verbally or in writing to such action.

                                  Compensation

     Directors and members of committees appointed by the Board of Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

                         Indemnification of Directors,
                             Officers and Employees

     The Board of Directors is authorized to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against present or former Directors, officers, or employees of this corporation as provided by Article 2.02(a)(16) of the Texas Business Corporation Act.

                                  ARTICLE FOUR
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                                    OFFICERS

     The officers of the corporation shall consist of a president, vice-president, secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and secretary.

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                                    Election

     The officers of the corporation, except those officers who may be appointed in accordance with the provisions of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

                              Subordinate Officers

     The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

                            Removal and Resignation

     Any officer may be removed with or without cause, by the Board of Directors at any regular or special meeting, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at at time by giving written notice to the Board of Directors, or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of this notice or at any later specified time; and, unless otherwise specified, the acceptance of this resignation shall not be necessary to make it effective.

                                   Vacancies

     A vacancy in any office because of death, resignation, removal, disqualification, or because of any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to said office.

                             Chairman of the Board

     The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no president of the corporation due to death, removal or resignation, then the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

                                   President

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the present shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, at all meetings

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of the Board of Directors. He shall be ex officio a member of all the standing committees, if any, and shall have the general powers and duties of corporate management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

                                 Vice-President

     In the absence or disability of the president, the vice-president shall perform all of the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president. The vice-president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or by the bylaws.

                                   Secretary

     The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number of classes of shares held by each; the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

                                   Treasurer

     The treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

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                                    Salaries

     The salaries of the officers and other shareholders employed by the corporation shall be fixed from time to time by the Board of Directors or established under agreements with officers or shareholders and approved by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                  ARTICLE FIVE
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                            EXECUTION OF INSTRUMENTS

     The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name, without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

                                  ARTICLE SIX
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                        ISSUANCE AND TRANSFER OF SHARES

                    Certificates for Paid and Unpaid Shares

     Certificates for shares of the corporation shall be issued only when fully paid.

                               Share Certificates

     The corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the corporation is organized in the State of Texas, and the name of the shareholder to whom it is issued, the number and class of shares, and a statement regarding any restrictions on the transferability of said shares. The certificate shall be signed by the President or a Vice President and the Secretary of the corporation, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar, and the seal of the corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitations or references as are required by law.

                          Replacement of Certificates

     No new certificates shall be issued until the former certificate of the shares represented thereby shall have been surrendered to the Secretary of the corporation and cancelled by the same, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

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                               Transfer of Shares

     Any shareholder may transfer or assign, for consideration or otherwise, any of the shares of the corporation in which he may hold any ownership interest, provided that said shareholder shall first give sixty (60) days written notice of said transfer to all other shareholders of the corporation; and further provided that upon tender of said notice, that any shareholder or combination of shareholders shall have a right of refusal to purchase said shares, in whole or in part, at a price equal to the agreed price between the shareholder and the good-faith third party purchaser.

     Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the bylaws of the corporation to the same extent as if he had signed a written assent thereto.

                                 ARTICLE SEVEN
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                              RECORDS AND REPORTS

                        Inspection of Books and Records

     The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding vote shares of the corporation may (a) inspect and copy the records of the shareholders' names and addresses and shareholdings during usual business hours on five day's prior written demand on the corporation and (b) obtain on written demand a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which this list has been compiled as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder on or before the later of five (5) days after the demand is received. The record of shareholders shall also be open to inspection on the written demand of any shareholders at any time during usual business hours, for a purpose reasonably related to the holder's interest as a shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

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                      Maintenance and Inspection of Bylaws

     The corporation shall keep at its principal business office the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

             Maintenance and Inspection of Other Corporate Records

     The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated, at the principal business office of the corporation. The minutes shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

                            Inspection By Directors

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation at each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                         Annual Report to Shareholders

     The annual report to shareholders is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

                          Closing Stock Transfer Books

     The Board of Directors may close the transfer books in their decision for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                 ARTICLE EIGHT
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                              AMENDMENT OF BYLAWS

     The power to alter, amend, or repeal these bylaws is vested in the Directors and may be accomplished by majority vote, subject to repeal or change by action of the shareholders.

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